Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New England Bancshares, Inc. (the “Company”) on Form 10-QSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, David J. O’Connor, President, Chief Executive Officer and chief financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ David J. O’Connor

David J. O’Connor President, Chief Executive Officer and chief financial officer and Director February 17, 2004

A signed original of this written statement required by Section 906 has been provided to New England Bancshares, Inc. and will be retained by New England Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.